Exhibit 21.1

CARRAMERICA REALTY GP HOLDINGS, INC.	DE
CARRAMERICA REALTY LP HOLDINGS, INC.	DE
CARRAMERICA REALTY SERVICES, INC.	DE
CARR REDMOND CORPORATION	DE
CARR PARKWAY NORTH I CORPORATION	DE
CARRAMERICA DEVELOPMENT, INC.	DE
CDC TEXAS HOLDINGS, INC.	DE
CDC TEXAS LP HOLDINGS, INC.	DE
CARR REAL ESTATE SERVICES, INC.	DE
CARR REAL ESTATE SERVICES OF COLORADO, INC.	DE
CARRAMERICA REALTY PROPERTIES, INC.	MD
CARC SIXTH STREET GP HOLDINGS, INC.	DE
CARC SIXTH STREET LP HOLDINGS, INC.	DE
CARR REALTY, L.P.	DE
CARRAMERICA REALTY, L.P.	DE
CARR DEVELOPMENT & CONSTRUCTION, L.P.	DE
SQUARE 24 ASSOCIATES	DC
1747 PENNSYLVANIA AVENUE ASSOCIATES, L.P.	DE
CARR REAL ESTATE SERVICES, L.L.C.	DE
CARRAMERICA URBAN DEVELOPMENT, L.L.C.	DE
CARRAMERICA U.S. WEST, L.L.C.	DE
CARRAMERICA TECHMART, L.L.C.	DE
PALOMAR OAKS, L.L.C.	DE
1717 PENNSYLVANIA AVENUE, L.L.C.	DE
675 E STREET, L.L.C.	DE
CRLP PT, LLC	DE
COP PT, LLC	DE
CARLP PT, LLC	DE
CARR PT, LLC	DE
CARR TRANSPOTOMAC V, LLC	DE
CARR CANAL CENTER, LLC	DE
CARRAMERICA REAL ESTATE SERVICES LLC	DE
CARR REAL ESTATE SERVICES PARTNERSHIP	DE
CAPITOL 50 ASSOCIATES	DC
SQUARE 50 ASSOCIATES	DC